As filed with the Securities and Exchange Commission on February 26, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DELTEK, INC.

(Exact name of registrant as specified in its charter)

Delaware	54-1252625
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

13880 Dulles Corner Lane

Herndon, VA 20171

Tel: (703) 734-8606

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Deltek, Inc. Amended and Restated Employee Stock Purchase Plan

Deltek, Inc. 2007 Stock Incentive and Award Plan

(Full title of the plans)

David R. Schwiesow

Senior Vice President, General Counsel and Secretary

Deltek, Inc.

13880 Dulles Corner Lane

Herndon, VA 20171

Telephone: (703) 885-9933

Facsimile: (703) 880-0260

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Wm. David Chalk

DLA Piper LLP (US)

6225 Smith Avenue

Baltimore, Maryland 21209

Telephone: (410) 580-4120

Facsimile: (410) 580-3120

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	750,000(1)	$6.81(3)	$5,107,500	$365
Common Stock, par value $0.001 per share	1,988,762(2)	$7.57(4)	$15,054,929	$1,074
Total	2,738,762		$20,162,429	$1,439

(1)	The Registrant previously registered shares of Common Stock to be offered or issued pursuant to the Deltek Systems, Inc. Employee Stock Purchase Plan (the “ESPP”) on Form S-8 (File No. 333-147069). This registration statement on Form S-8 covers additional shares of Common Stock to be offered or issued pursuant to the ESPP, which is now entitled “Deltek, Inc. Amended and Restated Employee Stock Purchase Plan.” Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 shall also cover (i) any additional shares of the Registrant’s outstanding shares of Common Stock that become issuable under the ESPP by reason of any stock dividend, stock split, reclassification, recapitalization, spin-off or any other similar transaction that results in an increase in the number of shares of Common Stock and (ii) an indeterminate number of plan participation interests to be offered or issued pursuant to the ESPP.
(2)	The Registrant previously registered shares of Common Stock to be offered or issued pursuant to the Deltek, Inc. 2007 Stock Incentive and Award Plan (the “2007 Plan”) on Forms S-8 (File Nos. 333-147069 and 333-158389). This Registration Statement on Form S-8 covers additional shares of Common Stock to be offered or issued pursuant to the 2007 Plan. Pursuant to Rule 416(a) under the Securities Act, this Registration Statement on Form S-8 shall also cover any additional shares of the Registrant’s outstanding shares of Common Stock that become issuable under the 2007 Plan by reason of any stock dividend, stock split, reclassification, recapitalization, spin-off or any other similar transaction that results in an increase in the number of shares of Common Stock.
(3)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act. The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Select Market on February 23, 2010, multiplied by 90%, the percentage of the fair market value of the stock that is used to establish the purchase price under the ESPP. Pursuant to General Instruction E of Form S-8, the registration fee is calculated with respect to the additional securities registered on this Form S-8 only. Pursuant to Rule 457(h)(2), no separate registration fee is provided for the plan participation interests in the ESPP.
(4)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act. The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Select Market on February 23, 2010. Pursuant to General Instruction E of Form S-8, the registration fee is calculated with respect to the additional securities registered on this Form S-8 only.

INCORPORATION BY REFERENCE

In accordance with General Instruction E to Form S-8, the contents of the Registration Statements filed by the Registrant with the Securities and Exchange Commission (the “Commission”) (File Nos. 333-147069 and 333-158389), with respect to securities offered pursuant to the ESPP and the 2007 Plan are hereby incorporated by reference.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

SELECTED FINANCIAL DATA

The following selected consolidated financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008, incorporated by reference herein. The statement of operations data and the balance sheet data for the years presented in the table below are derived from, and are qualified by reference to, previously issued audited consolidated financial statements, and are adjusted for unaudited revisions in basic and diluted earnings per share to account for the bonus element attributed to the common stock rights offering we completed in June 2009.

As described in Note 2 of the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008, in April 2005, the Company underwent a leveraged recapitalization, and since April 2005, from time to time, the Company has acquired certain businesses. These transactions could affect the comparability of the information presented.

	Year Ended December 31,
	2008	2007	2006	2005	2004
	(In thousands, except per share amounts)
	(Audited)
REVENUES:
Software license fees	$77,398	$87,118	$74,958	$45,923	$34,934
Consulting services	91,566	83,353	66,573	41,212	28,585
Maintenance and support services	115,658	102,903	83,172	63,709	54,178
Other revenues	4,743	4,872	3,565	2,112	3,516

Total revenues	$289,365	$278,246	$228,268	$152,956	$121,213

Gross profit	$180,899	$175,169	$146,608	$101,735	$77,555

Income (loss) before income taxes	$36,113	$37,996	$25,267	$(366)	$26,766

Net Income	$23,519	$22,519	$15,298	$8,732	$27,883

Basic earnings per share(a)	$0.51	$0.52	$0.36	$0.15	$0.30

Diluted earnings per share(a)	$0.49	$0.50	$0.35	$0.15	$0.30

Shares used in basic per share computation(a)	46,571	43,240	42,478	57,143	91,521
Shares used in diluted per share computation(a)	47,729	44,820	43,409	57,143	91,521
Total assets	$193,272	$167,680	$134,488	$95,650	$56,331

Long-term debt	$182,661	$192,815	$210,375	$213,275	$—

(a)	In June 2009, the Company completed a common stock rights offering, as a result of which the Company issued 20,000,000 shares of the Company’s common stock at a subscription price of $3.00 per share. In accordance with Accounting Standards Codification 260, Earnings Per Share, a bonus element is attributed to a rights offering where the exercise price at issuance is less than the fair value of the stock, resulting in an adjustment of the prior period number of shares outstanding used to compute basic and diluted earnings per share. In accordance with ASC 260, the weighted average common shares outstanding used in the computation of basic and diluted earnings per share was retroactively increased by an adjustment factor of 1.08 for all periods prior to the period in which the rights offering was completed.

EXHIBITS

Exhibit Number	Description of Documents

4.1	Certificate of Incorporation of Deltek, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Form S-1 (Registration No. 333-142737) filed on May 8, 2007)

4.2	Amended and Restated Bylaws of Deltek, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K filed on March 13, 2009)

4.3	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Form S-1 (Registration No. 333-142737) filed on May 8, 2007)

4.4	Shareholders’ Agreement, dated as of April 22, 2005, among Deltek Systems, Inc., the deLaski Shareholders and the persons listed on the signature pages thereto (and for purposes of Sections 3.3 and 3.4, New Mountain Partners II, L.P., New Mountain Affiliated Investors II, L.P. and Allegheny New Mountain Partners, L.P.) (incorporated by reference to Exhibit 9.1 to the Registrant’s Form S-1 (Registration No. 333-142737) filed on May 8, 2007)

4.5	Form of Joinder Agreement to the Shareholders’ Agreement (incorporated by reference to Exhibit 9.2 to the Registrant’s Form S-1 (Registration No. 333-142737) filed on May 8, 2007)

4.6	Form of Director Shareholder’s Agreement (incorporated by reference to Exhibit 9.3 to the Registrant’s Form S-1 (Registration No. 333-142737) filed on May 8, 2007)

4.7	Form of Optionee Shareholder’s Agreement (incorporated by reference to Exhibit 9.4 to the Registrant’s Form S-1 (Registration No. 333-142737) filed on May 8, 2007)

4.8	Joinder Agreement to the Shareholder’s Agreement between Kevin T. Parker and Deltek Systems, Inc., dated December 29, 2005 (incorporated by reference to Exhibit 9.5 to the Registrant’s Form S-1 (Registration No. 333-142737) filed on May 8, 2007)

4.9	Amendment No. 1 to Shareholder’s Agreement between Deltek Systems, Inc. and Joseph M. Kampf, dated September 14, 2006 (incorporated by reference to Exhibit 9.6 to the Registrant’s Form S-1 (Registration No. 333-142737) filed on May 8, 2007)

4.10	Form of 2007 Optionee Shareholder’s Agreement (incorporated by reference to Exhibit 9.7 to the Registrant’s Amendment No. 1 to Form S-1 (Registration No. 333-142737) filed on August 21, 2007)

4.11	Form of Amendment to Director Shareholder’s Agreement (incorporated by reference to Exhibit 9.8 to the Registrant’s Amendment No. 1 to Form S-1 (Registration No. 333-142737) filed on August 21, 2007)

4.12	Form of Amendment No. 1 to the Shareholder’s Agreement (incorporated by reference to Exhibit 9.9 to the Registrant’s Form S-1 (Registration No. 333-142737) filed on May 8, 2007)

4.13	Deltek, Inc. 2007 Stock Incentive and Award Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Amendment No. 1 to Form S-1 (Registration No. 333-142737) filed on August 21, 2007)

4.14*	Deltek, Inc. Amended and Restated Employee Stock Purchase Plan

4.15	First Stock Option Agreement between Kevin T. Parker and Deltek Systems, Inc., dated September 28, 2006 (incorporated by reference to Exhibit 10.7 to the Registrant’s Form S-1 (Registration No. 333-142737) filed on May 8, 2007)

4.16	Second Stock Option Agreement between Kevin T. Parker and Deltek Systems, Inc., dated September 28, 2006 (incorporated by reference to Exhibit 10.8 to the Registrant’s Form S-1 (Registration No. 333-142737) filed on May 8, 2007)

4.17	Third Stock Option Agreement between David R. Schwiesow and Deltek Systems, Inc., dated January 24, 2007 (incorporated by reference to Exhibit 10.16 to the Registrant’s Form S-1 (Registration No. 333-142737) filed on May 8, 2007)

4.18	Second Stock Option Agreement between Holly C. Kortright and Deltek Systems, Inc., dated May 24, 2007 (incorporated by reference to Exhibit 10.31 to the Registrant’s Amendment No. 1 to Form S-1 (Registration No. 333-142737) filed on August 21, 2007)

4.19	Form of Stock Option Agreement between Eric J. Brehm and Deltek Systems, Inc. (incorporated by reference to Exhibit 10.32 to the Registrant’s Form S-1 (Registration No. 333-142737) filed on May 8, 2007)

4.20	Form of Stock Option Agreement between Richard P. Lowrey and Deltek Systems, Inc. (incorporated by reference to Exhibit 10.35 to the Registrant’s Form S-1 (Registration No. 333-142737) filed on May 8, 2007)

4.21	Stock Option Agreement between Richard P. Lowrey and Deltek, Inc., dated May 24, 2007 (incorporated by reference to Exhibit 10.38 to the Registrant’s Amendment No. 1 to Form S-1 (Registration No. 333-142737) filed on August 21, 2007)

4.22	Form of Amendment to Director Stock Option Agreement (incorporated by reference to Exhibit 10.42 to the Registrant’s Form S-1 (Registration No. 333-142737) filed on May 8, 2007)

4.23	Third Stock Option Agreement between Kevin T. Parker and Deltek, Inc., dated June 11, 2007 (incorporated by reference to Exhibit 10.77 to the Registrant’s Amendment No. 1 to Form S-1 (Registration No. 333-142737) filed on August 21, 2007)

4.24	Third Stock Option Agreement between James C. Reagan and Deltek, Inc., dated May 24, 2007 (incorporated by reference to Exhibit 10.78 to the Registrant’s Amendment No. 1 to Form S-1 (Registration No. 333-142737) filed on August 21, 2007)

4.25	Fourth Stock Option Agreement between David R. Schwiesow and Deltek, Inc., dated May 24, 2007 (incorporated by reference to Exhibit 10.79 to the Registrant’s Amendment No. 1 to Form S-1 (Registration No. 333-142737) filed on August 21, 2007)

4.26	Third Stock Option Agreement between William D. Clark and Deltek, Inc., dated May 24, 2007 (incorporated by reference to Exhibit 10.80 to the Registrant’s Amendment No. 1 to Form S-1 (Registration No. 333-142737) filed on August 21, 2007)

4.27	Third Stock Agreement between Richard M. Lowenstein and Deltek, Inc., dated May 24, 2007 (incorporated by reference to Exhibit 10.81 to the Registrant’s Amendment No. 1 to Form S-1 (Registration No. 333-142737) filed on August 21, 2007)

4.28	Third Stock Option Agreement between Carolyn J. Parent and Deltek, Inc., dated May 24, 2007 (incorporated by reference to Exhibit 10.82 to the Registrant’s Amendment No. 1 to Form S-1 (Registration No. 333-142737) filed on August 21, 2007)

4.29	Stock Option Agreement between Eric J. Brehm and Deltek, Inc., dated May 24, 2007 (incorporated by reference to Exhibit 10.83 to the Registrant’s Amendment No. 1 to Form S-1 (Registration No. 333-142737) filed on August 21, 2007)

4.30	Form of 2007 Plan Option Agreements (incorporated by reference to Exhibit 10.84 to the Registrant’s Amendment No. 1 to Form S-1 (Registration No. 333-142737) filed on August 21, 2007)

5.1*	Opinion of DLA Piper LLP (US)

23.1*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

23.2*	Consent of DLA Piper LLP (US) (included in the opinion filed as Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the County of Fairfax, Commonwealth of Virginia, on this February 26, 2010.

DELTEK, INC.

By:	/s/ Kevin T. Parker
KEVIN T. PARKER
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, the administrator of the Deltek, Inc. Amended and Restated Employee Stock Purchase Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fairfax, Commonwealth of Virginia, on this February 26, 2010.

DELTEK, INC. AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

By:	/s/ Alok Singh
Chair of the Compensation Committee

POWER OF ATTORNEY

KNOW ALL PEOPLE BY THESE PRESENTS, that each director of DELTEK, INC. whose signature appears below hereby appoints Kevin T. Parker and David R. Schwiesow and each of them severally, acting alone and without the other, his/her true and lawful attorney-in-fact with full power of substitution or re-substitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments, including post-effective amendments and any additional registration statement pursuant to General Instruction E of Form S-8, to this Registration Statement on Form S-8, and to sign any and all additional registration statements relating to the same offering of securities of this Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date

/s/ Kevin T. Parker Kevin T. Parker	Chairman, President and Chief Executive Officer (Principal Executive Officer)	February 26, 2010

/s/ Michael Corkery Michael Corkery	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	February 26, 2010

/s/ Michael Krone Michael Krone	Senior Vice President, Corporate Controller and Assistant Treasurer (Principal Accounting Officer)	February 26, 2010

A majority of the Board of Directors:

Michael B. Ajouz	Michael B. Ajouz (Director)	February 26, 2010

/s/ Nanci E. Caldwell Nanci E. Caldwell	Nanci E. Caldwell (Director)	February 26, 2010

Kathleen deLaski	Kathleen deLaski (Director)	February 26, 2010

/s/ Joseph M. Kampf Joseph M. Kampf	Joseph M. Kampf (Director)	February 26, 2010

Steven B. Klinsky	Steven B. Klinsky (Director)	February 26, 2010

/s/ Thomas M. Manley Thomas M. Manley	Thomas M. Manley (Director)	February 26, 2010

/s/ Albert A. Notini Albert A. Notini	Albert A. Notini (Director)	February 26, 2010

/s/ Janet R. Perna Janet R. Perna	Janet R. Perna (Director)	February 26, 2010

/s/ Alok Singh Alok Singh	Alok Singh (Director)	February 26, 2010

EXHIBIT INDEX

Exhibit Number	Description of Documents

4.1	Certificate of Incorporation of Deltek, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Form S-1 (Registration No. 333-142737) filed on May 8, 2007)

4.2	Amended and Restated Bylaws of Deltek, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K filed on March 13, 2009)

4.3	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Form S-1 (Registration No. 333-142737) filed on May 8, 2007)

4.4	Shareholders’ Agreement, dated as of April 22, 2005, among Deltek Systems, Inc., the deLaski Shareholders and the persons listed on the signature pages thereto (and for purposes of Sections 3.3 and 3.4, New Mountain Partners II, L.P., New Mountain Affiliated Investors II, L.P. and Allegheny New Mountain Partners, L.P.) (incorporated by reference to Exhibit 9.1 to the Registrant’s Form S-1 (Registration No. 333-142737) filed on May 8, 2007)

4.5	Form of Joinder Agreement to the Shareholders’ Agreement (incorporated by reference to Exhibit 9.2 to the Registrant’s Form S-1 (Registration No. 333-142737) filed on May 8, 2007)

4.6	Form of Director Shareholder’s Agreement (incorporated by reference to Exhibit 9.3 to the Registrant’s Form S-1 (Registration No. 333-142737) filed on May 8, 2007)

4.7	Form of Optionee Shareholder’s Agreement (incorporated by reference to Exhibit 9.4 to the Registrant’s Form S-1 (Registration No. 333-142737) filed on May 8, 2007)

4.8	Joinder Agreement to the Shareholder’s Agreement between Kevin T. Parker and Deltek Systems, Inc., dated December 29, 2005 (incorporated by reference to Exhibit 9.5 to the Registrant’s Form S-1 (Registration No. 333-142737) filed on May 8, 2007)

4.9	Amendment No. 1 to Shareholder’s Agreement between Deltek Systems, Inc. and Joseph M. Kampf, dated September 14, 2006 (incorporated by reference to Exhibit 9.6 to the Registrant’s Form S-1 (Registration No. 333-142737) filed on May 8, 2007)

4.10	Form of 2007 Optionee Shareholder’s Agreement (incorporated by reference to Exhibit 9.7 to the Registrant’s Amendment No. 1 to Form S-1 (Registration No. 333-142737) filed on August 21, 2007)

4.11	Form of Amendment to Director Shareholder’s Agreement (incorporated by reference to Exhibit 9.8 to the Registrant’s Amendment No. 1 to Form S-1 (Registration No. 333-142737) filed on August 21, 2007)

4.12	Form of Amendment No. 1 to the Shareholder’s Agreement (incorporated by reference to Exhibit 9.9 to the Registrant’s Form S-1 (Registration No. 333-142737) filed on May 8, 2007)

4.13	Deltek, Inc. 2007 Stock Incentive and Award Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Amendment No. 1 to Form S-1 (Registration No. 333-142737) filed on August 21, 2007)

4.14*	Deltek, Inc. Amended and Restated Employee Stock Purchase Plan

4.15	First Stock Option Agreement between Kevin T. Parker and Deltek Systems, Inc., dated September 28, 2006 (incorporated by reference to Exhibit 10.7 to the Registrant’s Form S-1 (Registration No. 333-142737) filed on May 8, 2007)

4.16	Second Stock Option Agreement between Kevin T. Parker and Deltek Systems, Inc., dated September 28, 2006 (incorporated by reference to Exhibit 10.8 to the Registrant’s Form S-1 (Registration No. 333-142737) filed on May 8, 2007)

4.17	Third Stock Option Agreement between David R. Schwiesow and Deltek Systems, Inc., dated January 24, 2007 (incorporated by reference to Exhibit 10.16 to the Registrant’s Form S-1 (Registration No. 333-142737) filed on May 8, 2007)

4.18	Second Stock Option Agreement between Holly C. Kortright and Deltek Systems, Inc., dated May 24, 2007 (incorporated by reference to Exhibit 10.31 to the Registrant’s Amendment No. 1 to Form S-1 (Registration No. 333-142737) filed on August 21, 2007)

4.19	Form of Stock Option Agreement between Eric J. Brehm and Deltek Systems, Inc. (incorporated by reference to Exhibit 10.32 to the Registrant’s Form S-1 (Registration No. 333-142737) filed on May 8, 2007)

4.20	Form of Stock Option Agreement between Richard P. Lowrey and Deltek Systems, Inc. (incorporated by reference to Exhibit 10.35 to the Registrant’s Form S-1 (Registration No. 333-142737) filed on May 8, 2007)

4.21	Stock Option Agreement between Richard P. Lowrey and Deltek, Inc., dated May 24, 2007 (incorporated by reference to Exhibit 10.38 to the Registrant’s Amendment No. 1 to Form S-1 (Registration No. 333-142737) filed on August 21, 2007)

4.22	Form of Amendment to Director Stock Option Agreement (incorporated by reference to Exhibit 10.42 to the Registrant’s Form S-1 (Registration No. 333-142737) filed on May 8, 2007)

4.23	Third Stock Option Agreement between Kevin T. Parker and Deltek, Inc., dated June 11, 2007 (incorporated by reference to Exhibit 10.77 to the Registrant’s Amendment No. 1 to Form S-1 (Registration No. 333-142737) filed on August 21, 2007)

4.24	Third Stock Option Agreement between James C. Reagan and Deltek, Inc., dated May 24, 2007 (incorporated by reference to Exhibit 10.78 to the Registrant’s Amendment No. 1 to Form S-1 (Registration No. 333-142737) filed on August 21, 2007)

4.25	Fourth Stock Option Agreement between David R. Schwiesow and Deltek, Inc., dated May 24, 2007 (incorporated by reference to Exhibit 10.79 to the Registrant’s Amendment No. 1 to Form S-1 (Registration No. 333-142737) filed on August 21, 2007)

4.26	Third Stock Option Agreement between William D. Clark and Deltek, Inc., dated May 24, 2007 (incorporated by reference to Exhibit 10.80 to the Registrant’s Amendment No. 1 to Form S-1 (Registration No. 333-142737) filed on August 21, 2007)

4.27	Third Stock Agreement between Richard M. Lowenstein and Deltek, Inc., dated May 24, 2007 (incorporated by reference to Exhibit 10.81 to the Registrant’s Amendment No. 1 to Form S-1 (Registration No. 333-142737) filed on August 21, 2007)

4.28	Third Stock Option Agreement between Carolyn J. Parent and Deltek, Inc., dated May 24, 2007 (incorporated by reference to Exhibit 10.82 to the Registrant’s Amendment No. 1 to Form S-1 (Registration No. 333-142737) filed on August 21, 2007)

4.29	Stock Option Agreement between Eric J. Brehm and Deltek, Inc., dated May 24, 2007 (incorporated by reference to Exhibit 10.83 to the Registrant’s Amendment No. 1 to Form S-1 (Registration No. 333-142737) filed on August 21, 2007)

4.30	Form of 2007 Plan Option Agreements (incorporated by reference to Exhibit 10.84 to the Registrant’s Amendment No. 1 to Form S-1 (Registration No. 333-142737) filed on August 21, 2007)

5.1*	Opinion of DLA Piper LLP (US)

23.1*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

23.2*	Consent of DLA Piper LLP (US) (included in the opinion filed as Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

*	Filed herewith.